FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2026

Picard Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42801	86-3212894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1992 E Silverlake Tucson AZ, 85713
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (520) 545-1234

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMI	The NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On October 28, 2026, the Board of Directors (the “Board”) of Picard Medical, Inc., a Delaware company (the “Company”) appointed Richard Fang, Ph.D., as the Company’s Chief Executive Officer on a permanent, full-time basis, effective as of the same date. Dr. Fang has served as Interim Chief Executive Officer since June 18, 2026 and will continue to serve as Chairman of the Board.

Dr. Fang, age 60, has served on the Board since September 2021 and previously served as the Company’s Chief Executive Officer from September 2021 to July 2023. He is a founder and managing partner of Hunniwell Lake Ventures LLC, a medical technology-focused venture capital firm founded in 2019. In 2005, Dr. Fang founded Reach Surgical, a California-based minimally invasive surgical instruments company. Over 15 years, he led its growth and expansion across six continents and managed the full lifecycle of three product lines. His tenure culminated in the company’s sale to a private equity buyer. He has more than 20 years of medical device industry experience,  including at Johnson & Johnson. He holds an MBA from the University of Cincinnati and a Ph.D. in Physics from Purdue University in Indianapolis.

There are no arrangements or understandings with any other person pursuant to which Dr. Fang was selected as Chief Executive Officer, and he has no family relationships with any Company director or executive officer. Dr. Fang’s annual salary remains $0.4 million. The appointment involved no new or amended compensation or employment arrangement and no additional compensation or award.

Related-Person Loans

In February 2026, the Company borrowed $0.7 million from Fang Family Fund I, LLC, an entity affiliated with Dr. Fang, under a loan agreement ("Note") which bears 6% interest per annum. The principal and accrued interest of this Note will be due and payable by the Company in cash on February 28, 2027 (the “Maturity Date”) at the Company’s written election or upon written demand by the Holder.

Between July 29, 2026 and October 16, 2026, Fang Family Fund, LLC - Series II, an entity affiliated with Dr. Fang, lent the Company an aggregate of $0.5 million at 0% interest under five loan agreements, each effective upon the Company’s receipt of funds (the “deposit date”). As of October 29, 2026, the outstanding principal was $0.5 million, no principal payments had been made, and no amendments had been signed. Each loan becomes due and payable in full upon the Company’s receipt of at least $1.0 million of external funding within six months of the loan’s effective date. The Company may prepay any loan at any time before its due date without penalty.  If the Company does not receive at least $1.0 million of external funding within two months of the deposit date, the loan becomes due and payable on payment terms to be determined at that time. As of October 29, 2026, the Company had not received any external funding of at least $1.0 million. Accordingly, the two-month period has already passed for the earliest loans, which have therefore become due and payable on payment terms to be determined.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Picard Medical, Inc.

By:	/s/ Georgina Smith
Name:	Georgina Smith
Title:	Chief Accounting Officer

Dated: November 3, 2026

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